SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

INTERACTIVE GAMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0567853
(State or Other Jurisdiction of Incorporation)	( I.R.S. Employer Identification No.)

333-48746	319 Clematis Street, Suite 803, West Palm Beach, Florida 33401
(Commission File Number)	(Address of Principal Executive Offices) (Zip Code)

(561) 651-1350
Registrant's telephone number, including area code

___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to  simultaneously satisfy the filing obligation of the registrant under any of the  following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

On April 24, 2006, Interactive Games, Inc. (“we” or the "Corporation") executed a securities purchase agreement (the "Purchase Agreement") with certain accredited investors (the "Holders") under which the Corporation agreed to sell and the Holders agreed to purchase our convertible Debentures due three years from the final Closing Date under the Purchase Agreement (each, a "Debenture") in the aggregate principal amount of up to $700,000 bearing interest at the rate of 6% per annum and convertible into shares of our Common Stock at a conversion price (the “Conversion Price”) for each share of Common Stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s Common Stock for the 20 trading days immediately preceding the date of conversion. Reference is made to Item 2.03 below in this report for a description of the terms of the Debentures and the Purchase Agreement.

    On April 24, 2006, 2006 (the “Initial Closing Date”), we completed the sale of an aggregate of $225,000 in Debentures under the Purchase Agreement, and on April 28, 2006, (the “Second Closing Date”), we completed the sale of an additional aggregate of $85,000 in Debentures under the Purchase Agreement. We received net proceeds of $259,700 from these transactions, after transaction-related expenses, including cash commissions payable to our placement agent.

    On April 28, 2006, we issued a press release announcing the financing, a copy of which is attached as Exhibit 99.1 to this report.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Debentures due 2009

On the Initial Closing Date and the Second Closing Date, we completed the sale of $225,000 and $85,000 principal amount, respectively, of Debentures. Reference is made to Item 1.01 above in this report for a description of the transactions in connection with the Purchase Agreement.

Maturity. The Debentures are due three years from the final Closing Date under the Purchase Agreement (the “Maturity Date”), unless prepayment of the Debentures is required in certain events, as described below.

Conversion. The Debentures are convertible at a conversion price (the “Conversion Price”) for each share of Common Stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s Common Stock for the twenty (20) trading days immediately preceding the date of conversion. In addition, the Debentures provide for adjustments for dividends payable other than in shares of Common Stock, for reclassification, exchange or substitution of the Common Stock for another security or securities of the Corporation or pursuant to a reorganization, merger, consolidation, or sale of assets, where there is a change in control of the Corporation.

Interest. The outstanding principal balance of each Debenture bears interest, in arrears, at six percent (6%) per annum, payable (i) upon conversion, or (ii) on the Maturity Date, in shares of our Common Stock at the Conversion Price. Upon the occurrence of an Event of Default (as defined below), then the Corporation is required to pay interest to the holder of each outstanding Debenture (“Holder” or “Holders”), at the option of the Holder, at the rate of lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law.

Events of Default. The occurrence of any of the following events shall be an event of default under the Debentures (“Events of Default”):

a. The Corporation fails (i) in the payment of principal or interest on the Debentures as required to be paid in cash or (ii) in the issuance of shares of Common Stock upon conversion within five (5) business days from the date of delivery of the Notice of Conversion, and payment shall not have been made or shares shall not have been delivered, as the case may be, for a period of five (5) business days following the payment due date or required share delivery date; or

b. Any of the representations or warranties made by the Corporation in the Debentures, in the Purchase Agreement, or in the Registration Rights Agreement between the Corporation and the Holders (described below), or in any certificate or financial or other written statements furnished by the Corporation in connection with the execution and delivery of the Debentures or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

c. The Corporation fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holders of the conversion rights of the Holders in accordance with the terms of the Debentures, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holders upon conversion of the Debentures, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

d. The Corporation generally shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debentures and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure (other than specific matters as to which no cure period applies). The Corporation shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Corporation under the Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of either three (3) days (for certain specified matters) or thirty (30) days (for other matters) after written notice from the Holder of such failure; or

e. The Corporation shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f. A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation and shall not be dismissed within sixty (60) days thereafter; or

h. Any final money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), not subject to appeal, in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against the Corporation or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed within sixty (60) days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

j. The issuance of an order, ruling, finding or similar adverse determination by the Securities and Exchange Commission, the Secretary of State of the State of Nevada, the National Association of Securities Dealers, Inc. or any other securities regulatory body having proper jurisdiction that the Corporation and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations.

k.  The Corporation shall have its Common Stock suspended or delisted from an exchange for a period in excess of five (5) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, (i) the interest rate applicable to the Debentures shall be increased to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, and (ii) the Holders may at their option declare the Debentures, together with all accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable. In the case of a default arising from a conversion at the option of the Holder, the Acceleration Amount shall be equal to 130% of the principal plus accrued and unpaid interest.

    Prepayment Option. The Corporation may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

(i)  The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to (x) if called for redemption prior to the date which is six months from the date of issuance (the “Issuance Date”), 1115%, if called for redemption on or after the date that is six months after the Issuance Date but prior to the first anniversary of the Issuance Date, 125%, and if called for redemption on or after the date that is the first anniversary of the Issuance Date, 131%, in either case of the principal amount called for redemption, plus (y) interest accrued through the day immediately preceding the date of redemption.

(ii)  If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.

Registration Rights Agreement

    We have entered into a Registration Rights Agreement, dated as of April 24, 2006 (“Registration Rights Agreement”), with the Holders of the Debentures to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. We have agreed that if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ representative and the Holders of its intention to do so. Upon the written request of any Holder made within thirty (30) days after the receipt of any such notice, the Company has agreed to use its best efforts to effect the registration of all such registrable securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition by the requesting Holders of their registrable securities pursuant to the Registration Statement.

THE ABOVE DESCRIPTION OF THE TERMS OF THE DEBENTURES SUMMARIZES ONLY CERTAIN MATERIAL TERMS OF THE DEBENTURES. FOR THE COMPLETE TERMS OF SUCH DEBENTURES, REFERENCE IS HEREBY MADE TO THE FULL TEXT THEREOF FILED AS AN EXHIBIT TO THE SECURITIES PURCHASE AGREEMENT (WHICH IS FILED AS AN EXHIBIT TO THIS REPORT).

Item 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Total Offering Price

4/24/06	$225,000 principal amount 6% convertible Debentures due three years from the final Closing Date under the Purchase Agreement	Private investors (all accredited investors)	$225,000

4/27/06	$85,000 principal amount 6% convertible Debentures due three years from the final Closing Date under the Purchase Agreement	Private investors (all accredited investors)	$85,000/

    Additionally, on April 24, 2006, the Corporation issued 1,500,000 shares of Common Stock to Divine Capital Markets, LLC and/or its designees as consideration for its services as the Corporation’s placement agent in connection with the financing transaction described in this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

No.	Description of Exhibit

10.1	Securities Purchase Agreement by and among the Company and the holders of the Company’s 6% Convertible Debentures due 2008, with the form of Debenture and Registration Rights Agreement attached.

99.1	Press Release dated April 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE GAMES, INC.

Date: April 28, 2006	By:	/s/ Henry Fong
Henry Fong Chief Executive Officer

EXHIBIT INDEX

No.	Description of Exhibit

10.1	Securities Purchase Agreement by and among the Company and the holders of the Company’s 6% Convertible Debentures due 2008, with the form of Debenture and Registration Rights Agreement attached.

99.1	Press Release dated April 28, 2006